CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333- 297888) and on Form S-8 (No. 333- 253902) of our report dated September 8, 2026, relating to the financial statements of InnovAge Holding Corp. and the effectiveness of InnovAge Holding Corp's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.
/s/ DELOITTE & TOUCHE LLP
Denver, CO
September 8, 2026